10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund
High Grade Municipal Bond Fund
Security
State Road & Tollway Authority (Georgia)
Advisor
EIMCO
Transaction
 Date
7/31/06
Cost
$2,000,000
Offering Purchase
0.55%
Broker
Citigroup
Underwriting
Syndicate Members
Citigroup
Lehman Brothers
JP Morgan
Banc of America Securities LLC
Wachovia Bank, National Association


Fund
Municipal Bond Fund
Security
State Road & Tollway Authority (Georgia)
Advisor
EIMCO
Transaction
 Date
7/31/06
Cost
$18,000,000
Offering Purchase
5.00%
Broker
Citigroup
Underwriting
Syndicate
Members
Citigroup
Lehman Brothers
JP Morgan
Banc of America Securities LLC
Wachovia Bank, National Association


Fund
Municipal Bond Fund
Security
Commonwealth of Massachusetts
Advisor
EIMCO
Transaction
 Date
8/17/2006
Cost
$6,100,750
Offering Purchase
1.15%
Broker
UBS Securities
Underwriting
Syndicate
Members
UBS Investment Bank
Bear, Stearns & Co. Inc.
Citigroup
JP Morgan
Wachovia Bank, N.A.